SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File	(IRS Employment
	Number)	Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1.01.  Entry into a Material Definitive Agreement.

On April 24, 2007, Brinker International, Inc. (the “Registrant”) entered into an accelerated share repurchase agreement (“ASR Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase approximately $297 million of the Registrant’s common stock.  This ASR Agreement is part of the execution of a repurchase program authorized by the Registrant’s board of directors, with the most recent increase in such program occurring on August 25, 2006.

The material terms of the ASR Agreement are described below:

This is a collared transaction in which the Registrant has agreed to repurchase for $297 million a number of shares to be determined based on the volume weighted average share price of the Registrant’s common stock during a specified period of time, subject to certain provisions that establish a minimum and maximum number of shares that may be repurchased.  The minimum number of shares the Registrant has agreed to repurchase will be determined by dividing $297 million by approximately 110% of the volume weighted average share price of the Registrant’s common stock over a period of up to one month following execution of the ASR Agreement.  The maximum number of shares subject to repurchase will be determined by dividing $297 million by approximately 93% of the volume weighted average share price over the same time period.  Goldman Sachs will deliver 70% of the initially expected minimum number of shares to the Registrant on April 27, 2007.  Goldman Sachs will deliver the remainder of the actual minimum number of shares to the Registrant three business days following completion of its initial hedge of the transaction.  Up to five and one-half months after the initial execution date, the Registrant may receive additional shares from Goldman Sachs depending on the volume weighted average price of the shares during that period, subject to the maximum share delivery provisions of the ASR Agreement.

Under the ASR Agreement, the Registrant will pay $297 million to Goldman Sachs on April 27, 2007 and initially receive approximately six million common shares.  Thereafter, the Registrant has no other obligations under the ASR Agreement to pay additional amounts or deliver shares to Goldman Sachs.  In certain circumstances, the completion date of the ASR Agreement may be shortened or extended from the period described above.

Shares repurchased under the ASR Agreement will be held as treasury shares.

From time to time the Registrant engages Goldman Sachs as an advisor for investment banking and other corporate activities. The Goldman Sachs Group, Inc., as reported pursuant to its most recent Form 13F filing, held approximately 1.85% of Brinker’s outstanding common stock as of the end of the 2006 calendar year.

A copy of the ASR Agreement with Goldman Sachs is attached hereto as Exhibit 10(a). The summary of terms above of the ASR Agreement is qualified entirely by the ASR Agreement attached hereto.

On April 23, 2007, the Registrant and its wholly owned subsidiary, Brinker Restaurant Corporation, as guarantor, entered into a bridge loan agreement (the “Bridge Agreement”) with Citibank, N.A. (“Citibank”), as administrative agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and bookrunners.  The Bridge Agreement provides for an unsecured facility under which the Registrant may select interest rates equal to (i) LIBOR plus an applicable margin, or (ii) the banks’ Base Rate (as defined in the Bridge Agreement).  The applicable margin is subject to adjustment if the Registrant’s credit rating changes.  The Bridge Agreement contains various financial covenants that, among other things, require the maintenance of certain leverage and fixed charges coverage ratios. This unsecured facility will become due upon the earlier of the Registrant’s issuance of at least $50 million in additional long-term debt or one year, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants, failure to pay other material indebtedness, Registrant ceasing to own 100% of the stock of the guarantor subsidiary or another person becoming the beneficial owner of 50% or more Registrant’s outstanding common stock.  The facility will be used to fund the ASR Agreement and for general corporate purposes.

Citibank is a participant in the Registrant’s existing $300 million revolving credit facility and provides other general banking services to the Registrant.

A copy of the Bridge Agreement is attached hereto as Exhibit 10(b). The summary of terms above of the Bridge Agreement is qualified entirely by the Bridge Agreement attached hereto.

Section 2 — Financial Information

Section 2.02.  Results of Operations and Financial Conditions.

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On April 24, 2007, the Registrant issued a Press Release announcing its third quarter fiscal 2007 results.  A copy of this Press Release is attached hereto as Exhibit 99(a).

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2007 the Registrant entered into a bridge loan agreement more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03.

Item 8.01.  Other Events.

On April 23, 2007, the Registrant announced the commencement of a search for a new creative agency and the end of its relationship with GSD&M, an Austin, Texas based creative agency, which had been the long-standing agency for the Chili’s Grill & Bar restaurant brand.  A copy of the press release is attached hereto as Exhibit 99(b).

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

10(a)                      Master Confirmation Agreement and Supplemental Confirmation, both dated April 24, 2007, by and between Goldman, Sachs & Co., and Brinker International, Inc.

10(b)                     $400,000,000 Bridge Loan Agreement dated as of April 23, 2007, by and among, Brinker International, Inc., as Borrower, Brinker Restaurant Corporation, as guarantor, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and bookrunners.

99(a)       Press Release dated April 24, 2007.

99(b)       Press Release dated April 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: April 27, 2007	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer